UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   November 30, 2007

GOLD HORSE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-30311	22-3719165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 31 Tongdao South Road, Hohhot, Inner Mongolia, China 010030

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   86 (471) 339-7999

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On November 30, 2007 we entered into a Securities Purchase Agreement pursuant to which we have agreed to sell an aggregate of $3,275,000 principal amount 10% Secured Convertible Debentures to six accredited investors and to issue those investors common stock purchase warrants to purchase an aggregate of 9,520,352 shares of our common stock in a private transaction exempt from registration under the Securities Act of 1933 in reliance on the exemptions provided by Section 4(2) and Rule 506 of Regulation D of that act.

Under the terms of the Securities Purchase Agreement, on the first closing we issued $2,183,000 principal amount 10% Secured Convertible Debentures to the purchasers together with the common stock purchase warrants to purchase an aggregate of 9,520,352 shares of our common stock. We paid Next Generation Equity Research, LLC a broker dealer and member of FINRA, a commission of $160,000 and reimbursed one of the investors $30,000 to defer its legal fees in connection with the financing. We intend to use the balance of the proceeds for general working capital.

Within five days following the effectiveness of the registration statement described below, a second closing will occur and we will issue the remaining $1,092,000 principal amount 10% Secured Convertible Debentures to the purchasers. We will not pay any commissions or expense reimbursement on the second closing and intend to use these proceeds for general working capital. The issuance is not subject to any other condition other than the registration of the securities.

The debentures, which bear interest at 10% per annum, are due 16 months from the issuance date. Interest is payable in cash quarterly on January 1, April 1, July 1 and October 1 beginning on the first date after the issuance. At our option, and providing certain conditions precedent have been met, interest can be paid in shares of our common stock valued at the lesser of (i) the conversion rate, or (ii) 90% of the lesser of (a) the average VWAP (as defined in the debenture) for the 20 consecutive trading days prior to the interest payment date or (b) the average VWAP for the 20 consecutive trading days ending on the trading day immediately prior to the delivery of the interest conversion shares. We are not permitted to prepay the debentures without the prior written consent of the holders. The debentures are convertible at any time at the option of the holder into shares of our common stock based upon a conversion rate of $0.344 per share, subject to adjustment as hereinafter set forth.

We agreed that so long as the debentures remain outstanding, unless we receive the prior written consent of the holders of at least 85% of the outstanding principal amount of the debentures, we agreed that we will not:

•	incur additional indebtedness, subject to certain exceptions,
•	incur any liens on any of our property or assets,
•	repurchase any of our common stock, subject to certain exceptions,
•	amend our charter documents in a manner that would be adverse to the debenture holders,
•	pay any cash dividends or distributions on any equity securities, or
•	enter into any transaction with an affiliate unless it is made on an arm’s-length basis and approved by a majority of the disinterred directors.

If we should default on the debentures, the holders have the right to immediately accelerate the maturity date of the principal amount of the debentures as well as any accrued but unpaid interest and it such amount is not satisfied within five days the interest rate on the debentures increases to 18%. Events of default include customary clauses such as failure to make payments when required, failure to observe any covenant contained in the debentures, a default under any other document executed in connection with the transaction, bankruptcy or default under any other obligation greater than $150,000. In addition, an event of default would occur if our common stock should no longer be quoted on the OTC Bulletin Board, if we were a party to a change of control transaction involving in excess of 33% of our assets of if the registration statement described below is not declared effective within 180 days after the first closing date, among other provisions.

The warrants are exercisable for five years from the date of issuance at an initial exercise price of $0.50 per share, subject to adjustment as hereinafter set forth. The warrants are exercisable on a cashless basis at any time when there is not an effective registration statement covering the underlying shares. We are permitted to call the warrants on 30 trading days’ prior notice at $0.001 per warrant at any time after the effective date of the registration statement covering the shares underlying the warrants when, (i) the VWAP (as defined in the warrant) for each of 20 consecutive trading days beginning with the effective date of the registration statement exceeds $1.50, (ii) the average daily volume for during this period exceeds 500,000 shares of common stock per trading day and (iii) the holder is not in possession of any information that constitutes, or might constitute, material non-public information which was provided by us to the holder.

The conversion price of the debentures and the exercise price of the warrants are subject to the proportional adjustment in the event of a stock splits, stock dividends, recapitalizations or similar corporate events. Both the conversion price of the debentures and the number of shares issuable upon conversion of the debentures as well as the exercise price of the warrants and the number of shares issuable upon the exercise of the warrants is subject to adjustment if we should issue shares of common stock or other securities convertible or exercisable into shares of common stock or otherwise reprice any existing conversion or exercise prices to a price less than the then current conversion and/or exercise prices. In that event, the conversion and/or exercise price would be reduced to such lesser price and the number of shares of our common stock issuable upon the conversion of the debentures and/or exercise of the warrants would be increased so that the aggregate conversion and/or exercise prices prior to such reduction will be equal to the aggregate conversion and/or exercise prices prior to such reduction.

The debentures are not convertible and the warrants are not exercisable to the extent that (i) the number of shares of our common stock beneficially owned by the holder and (ii) the number of shares of our common stock issuable upon the conversion of the debentures and/or the exercise of the warrants would result in the beneficial ownership by holder of more than 4.99% of our then outstanding common stock. This ownership limitation can be increased to 9.99% by the holder upon 61 days notice to us.

In conjunction with the transaction Messrs. Liankuan Yang and Yang Yang and Ms. Runlan Ma, officers and directors of Gold Horse International,pledged an aggregate of 19,000,000 shares of our common stock owned by them as additional security for our obligations under the transaction. Messrs. Liankuan Yang and Yang Yang and Ms. Runlan Mahave also entered into lock-up agreements whereby they are agreed not to offer or sell any shares of our common stock owned by them until the 180th trading day after the effective date of the registration statement described elsewhere herein.

So long as the debentures are outstanding, should we issue any common stock or common stock equivalent we granted the purchasers a right of first refusal whereby each purchaser in this offering has the right to participate in such subsequent financing up to an amount equal to 100% of such subsequent financing upon the same terms and conditions of that financing. If we undertake such a financing while the debentures remain outstanding, other than an underwritten offering, the holders are entitled to exchange the debentures on a dollar for dollar basis for any securities which we may issue in the subsequent financing.

In addition, during the period from the execution of the Securities Purchase Agreement until 90 days following the effective date of the registration statement described below we agreed not to issue any shares of common stock or securities convertible or exercisable into shares of common stock subject to certain exceptions with includes the offer and sale of up to $3,000,000 of equity securities limited solely to offshore purchasers. We also agreed that so long as the purchasers own any of the securities sold or to be issued in the transaction, we will not enter into any agreement which would involve a variable rate transaction, which includes floating conversion prices, conversion prices with reset mechanisms or equity lines of credit among others.

We granted the purchasers certain piggy-back registration rights. In addition, we agreed to file a registration statement with the Securities and Exchange Commission registering the shares of common stock underlying the $3,275,000 principal amount debentures and the warrants so as to permit the public resale thereof within 45 days from the first closing date. We are subject to the payment to the holders liquidated damages if we fail to file the registration statement within 45 days from the date of the Securities Purchase Agreement, or if the registration statement is not declared effective within 120 days from the date of the Securities Purchase Agreement (or 150 days if the staff of the SEC reviews the filing), or if all the securities are not registered by April 30, 2008 as well as certain other events. The liquidated damages, which are payable in cash, will be calculated at 1.5% of the aggregate purchase price paid by each holder for every 30 day period, with a maximum of 18% of the aggregate purchase price. If we fail to pay all or any portion of these liquidated damages, they accrue interest at 18% per annum. We are obligated to pay all expenses associated with the registration statement, other than fees and expenses of the holders counsel, if any, any commissions payable by the holders on the sale of the underlying securities.

ITEM 7.01	REGULATION FD DISCLOSURE

On December 6, 2007 we issued a press release regarding the financing described in Items 1.01 and 3.02 hereof. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated December 6, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLD HORSE INTERNATIONAL, INC.

Date: December 6, 2007	By:	/s/ Adam C. Wasserman
Adam C. Wasserman,
Chief Financial Officer